STANDISH, AYER & WOOD INVESTMENT TRUST
                              One Financial Center
                                Boston, MA 02111

                                 March 14, 1997



Investors Bank & Trust Company
89 South Street
Boston, MA 02111

           Re:       Master Custody Agreement (the "Agreement")
                     ------------------------------------------

Ladies and Gentlemen:

Attached is an amendment to Appendix A (the "Amendment") to the Agreement between Standish, Ayer & Wood Investment Trust (the "Trust") and you. Pursuant to ss.17 of the Agreement, the Trust proposes that the Agreement be amended to include three additional series of the Trust named in the Amendment in bold.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Trust and retaining two for your records.

Very truly yours,

Standish, Ayer & Wood                          Investors Bank & Trust Company
  Investment Trust

By:  /s/ Anne P. Herrmann                      By: /s/ James Keenan
-------------------------                      -------------------------
Name:    Ms. Anne P. Herrmann                  Name:   Mr. James Keenan
Title:   Secretary                             Title:

                            MASTER CUSTODY AGREEMENT
                                   APPENDIX A


                            (Revised March 14, 1997)

            Standish Massachusetts Intermediate Tax Exempt Bond Fund
                   Standish Intermediate Tax Exempt Bond Fund
                    Standish International Fixed Income Fund
                           Standish Fixed Income Fund
                     Standish Short-Term Asset Reserve Fund
                              Standish Equity Fund
                    Standish Small Capitalization Equity Fund
                            Standish Securitized Fund
                        Standish Global Fixed Income Fund
                        Standish Controlled Maturity Fund
                          Standish Fixed Income Fund II
                       Standish Tax-Sensitive Equity Fund
                  Standish Small Cap Tax-Sensitive Equity Fund
                           Standish Equity Asset Fund
                     Standish Global Fixed Income Asset Fund
                        Standish Fixed Income Asset Fund
                 Standish Small Capitalization Equity Asset Fund
                  Standish Small Capitalization Equity Fund II
               Standish Small Capitalization Equity Asset Fund II
                        Standish Diversified Income Fund
                     Standish Diversified Income Asset Fund

                       Standish International Equity Fund*


*Fund accounting services only.